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                                                                  EXHIBIT  5.1

                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                 65 E. STATE STREET, SUITE 1800, CAPITOL SQUARE
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400

                                 April 26, 2000

Metretek Technologies, Inc.
1675 Broadway, Suite 2150
Denver, Colorado  80202

           Re: Registration Statement on Form S-3 covering the Resale of 3,973,079 shares of Common Stock, par value $.01 per share, and 7,000 shares of Series B
                    Preferred Stock, par value $.01 per share

Gentlemen:

         We have acted as counsel to Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale of (i) 7,000 shares of the Company's Series B Preferred Stock, par value $.01 per share ("Preferred Shares"), and (ii) 3,973,079 shares of the Company's common stock, par value $.01 per share ("Common Shares"), consisting of (a) 1,725,054 Common Shares issued prior to the date hereof and outstanding as of the date hereof (the "Outstanding Common Shares"), (b) 1,179,762 Common Shares issuable upon the conversion of 7,000 Preferred Shares, and (c) 1,086,263 Common Shares issuable upon the exercise of outstanding warrants (the "Warrants"), plus any additional Common Shares issuable upon conversion of the Preferred Shares pursuant to the terms of the Preferred Shares (collectively, the "Underlying Common Shares"). The Common Shares and the Preferred Shares are collectively referred to herein as the "Shares".

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-B under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Second Restated Certificate of Incorporation, (ii) the Company's Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the specimen certificates evidencing the Shares, (v) resolutions adopted by the Board of Directors of the Company relating to, among other things, the authorization and issuance of the Shares and the registration of the resale thereof, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.

         In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others without independent verification of the facts set forth therein.

         Based upon and subject to the foregoing and the further assumptions, qualifications and limitations set forth below, we are of the opinion that:

         1. The Outstanding Common Shares and the Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and


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         2.       The Underlying Common Shares have been duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the Restated Certificate upon the terms of the Preferred Shares and upon exercise of the Warrants in accordance with the terms of the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

         In rendering the opinion above, we have assumed that (i) the certificates representing the Shares will conform to the specimens thereof examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Shares and duly registered by the registrar for the Common Shares in the share record books of the Company, (ii) upon issuance of the Underlying Common Shares, the Company will have a sufficient number of authorized but unissued Common Shares not restricted for other purposes to permit the issuance of such Underlying Common Shares, (iii) no changes occur in the applicable law or pertinent facts, and (iv) the Company will comply with all applicable state securities laws.

         We are attorneys admitted to practice law in the State of Ohio. This opinion is limited to, and we express no opinion concerning the laws of any jurisdiction other than, the Federal laws of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and we express no opinion, and no opinion should be inferred, as to any other matters relating to the Company, the Shares or otherwise.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" in the Registration Statement. In giving such consent, however, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,



                                /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.